UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 5, 2009

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

101 Federal Street, Suite 1100, Boston, Massachusetts		02110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On August 5, 2009, EnerNOC, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named on Schedule 1 thereto (the “Underwriters”), and certain selling stockholders as named on Schedule 2 thereto (the “Selling Stockholders), related to a public offering of 3,750,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $27.00 per share (the “Offering”).  3,040,974 shares are being sold by the Company, and 709,026 shares are being sold by the Selling Stockholders.  Under the terms of the Underwriting Agreement, the Underwriters have the option, exercisable for 30 days, to purchase up to an additional 540,500 shares of Common Stock from the Company and 22,000 shares of Common Stock from the Selling Stockholders to cover over-allotments, if any, at the same price.  The aggregate net proceeds to the Company, after deducting underwriting discounts and commissions and expenses payable by the Company, are expected to be approximately $78.1 million (approximately $92.0 million if the underwriters exercise their over-allotment option in full).

The Offering is being made pursuant to a prospectus supplement dated August 5, 2009 and an accompanying prospectus dated July 30, 2009, pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-160820). The Offering is expected to close on or about August 11, 2009, subject to the satisfaction of customary closing conditions.

On August 6, 2009, the Company issued a press release announcing the pricing of the Offering, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           The following exhibits are filed with this report:

Exhibit
Number	Description

1.1	Underwriting Agreement by and among the Company, the Underwriters and the Selling Stockholders, dated August 5, 2009.
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the validity of the Common Stock being offered.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
99.1	Press release issued by the Company on August 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: August 6, 2009	By:	/s/ Timothy G. Healy
	Name:	Timothy G. Healy
	Title:	Chairman and Chief Executive Officer
(Principal Executive Officer)